                                                                   EXHIBIT 10.33


[*] Confidential treatment has been requested for certain portions of this exhibit.

                                    AGREEMENT

        This Agreement, dated as of February 18, 1999 (the "Effective Date"), is made by and between Lycos, Inc., a Delaware corporation with a principal place of business at 400-2 Totten Pond Road, Waltham, MA 02154 ("Lycos") and autobytel.com, Inc., a Delaware corporation with a principal place of business at 18872 MacArthur Blvd., Suite 200, Irvine, CA, 92612. ("autobytel")

                                    Recitals

        A. Lycos is the owner or licensee of certain Web services (collectively, the "Lycos Services"), which are accessible through the URLs www.lycos.com (the "Lycos Site"), www.tripod.com (the "Tripod Site"), www.whowhere.com (the "WhoWhere Site"), and www.mailcity.com (the "Mailcity Site") (all of the above-named sites are referred to collectively as the "Lycos Network").

        B. autobytel is the operator of a Web site accessible through the URL www.autobytel.com (the "autobytel Site") on which autobytel promotes information about car purchases, and provides referrals to, among others, new car dealers (all the content and information on the autobytel Site shall be referred to herein as the "Content").

        C. Lycos and autobytel wish to establish a relationship through which Lycos will integrate links throughout the Lycos Network to a co-branded version of the autobytel Site (the "Linked Site").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lycos and autobytel hereby agree as follows:

                                      Terms

        1.     Linked Site.

               a. Serving and Hosting. autobytel shall launch the Linked Site on or before [*] (the "Launch Date"). Each page on the Linked Site that is related to new car buying shall identify Lycos by the placement of the Lycos logo in a prominent position substantially in the form and dimensions as set forth on the attached EXHIBIT C. The Lycos logo shall serve as a hyperlink to contextually relevant pages of Lycos' choice on the Lycos Site. autobytel will operate and serve the Linked Site in a manner consistent with the present quality standards of Lycos and which meets response performance standards for Lycos users at least as good as those of the Lycos Site. In addition, autobytel will be responsible for system operation software costs, hardware costs, and network costs. Additional services and functionality that are developed by autobytel for the autobytel Site (or any successor to it) will be provided by autobytel at no cost so that the Linked Site is maintained at a level substantially equal to the

[*] Confidential treatment requested.

autobytel Site as it appears from time to time. Lycos shall have the right to provide online access to the Linked Site to Lycos' subsidiaries, joint venture partners of Lycos, and licensees of the Lycos Services.

               b. Branding. The Linked Site will have the autobytel "look and feel" but with Lycos' logo displayed on the home page and each page related to new car buying. Branding for Lycos on the Linked Site shall consist of a "Back to Lycos" button in substantially the form illustrated on the attached EXHIBIT C, incorporated herein by reference, unless otherwise agreed to by both parties.

               c. Referrals. autobytel and the entities to which autobytel refers car-buyers shall be responsible for all aspects of purchase requests generated from the Linked Site, including, without limitation, taking orders, processing payments, ordering and stocking inventory, etc. Lycos shall take no part in, and have no responsibility or liability for, the actual transactions.

        2. Lycos Network Integration. During the Term, commencing on the Launch Date, Lycos shall provide autobytel with a total of [*] on the Lycos Network (including [*] in yet-to-be-determined, mutually agreed, contextually relevant areas of sites within the Lycos Network). Each impression shall link directly to the Linked Site. Such impressions shall conform with the Placement Summary, attached hereto as EXHIBIT D, and shall consist of the following number of links displayed in the following places:

               a. Lycos Site. Lycos shall provide autobytel with links (i) on Web search results pages generated by queries of mutually agreed keywords and phrases (including, without limitation, those keywords and phrases listed on the attached Exhibit A, incorporated herein by reference) ([*]), (ii) in the Autos Web Guide ([*]), (iii) in the Lycos Classifieds section ([*]), (iv) in the Lycos Roadmaps section ([*]), (v) in the Lycos Sports Web Guide ([*]), (vi) in the Lycos Investing section ([*]), and (vii) within the Shopping Network (no guaranteed impression level).

               b. Tripod Site. Lycos shall provide autobytel with links from the Car & Truck Zone ([*]).

               c. WhoWhere Site. Lycos shall provide autobytel with a text link from the home page of WhoWhere for new car buying ([*]).

               d. MailCity. Lycos shall provide autobytel with links from those places on the MailCity Site that, at Lycos' discretion, target the automotive profile (as determined by user input upon registration) ([*]).

               e. Redesigning of the Lycos Site. autobytel acknowledges that, consistent with Lycos' need for editorial discretion, Lycos may redesign, delete or replace the pages on which the impressions described in this Section 2 will be displayed or may redesign or

[*] Confidential treatment requested.

replace the type of links and banners described above; provided, that Lycos will use good faith efforts to provide autobytel with comparable links and banners on any re-designed or replacement pages.

               f. Redesigning of the autobytel.com Site. Lycos acknowledges that, consistent with autobytel's need for editorial discretion, autobytel may redesign all or part of its Site, provided, that autobytel will use good faith efforts to provide Lycos with comparable links on any re-designed areas of the Site subject to this Agreement.

               g. Reporting. Lycos shall provide autobytel with weekly reports regarding the impressions outlined in this Sections 2.

               h. autobytel Audit Rights. autobytel will have the right, at its expense to audit Lycos' books and records for the purpose of verifying impressions. Such audits will be made not more than [*] per year, on not less than [*] written notice, during regular business hours, by auditors reasonably acceptable to Lycos. If the auditor's figures reflect impressions lower than those reported by Lycos, Lycos will provide autobytel with [*]. If the auditor's figures vary more than [*] from the figures provided by Lycos, Lycos will also pay [*].

        3. Standard Terms and Conditions. Any standard advertising products provided pursuant to this Agreement will be subject to the Terms and Conditions outlined in the attached Exhibit B, which Terms and Conditions are incorporated herein by reference. Throughout the Term, all advertising banners must meet the Lycos specification found at http://adreporting.lycos.com/specs.html, as they appear from time to time.

        4. autobytel' Implementation Obligations. autobytel shall provide Lycos with any assistance requested by Lycos in establishing the links between the Lycos Network and the Linked Site, and with all artwork (subject to Lycos' approval) for the advertising banners and links. autobytel also shall provide and implement affiliate management software with which to track traffic and transactions from the Lycos Network sites to the Linked Site.

        5. [*]. autobytel shall be the [*] new car referral service featured on those areas of the Lycos Network on which the links described in
Section 2 above appear. Notwithstanding the foregoing, the terms of the [*] granted herein shall not prevent Lycos from displaying banners, advertisements or hyperlinks to new car manufacturers, provided however, that any such banners, advertisements or hyperlinks shall not promote, display or feature any on-line service for the purposes of selling new vehicles directly to consumers or distributing referrals for the purchase of new vehicles. Neither autobytel's promotional links (including, without limitation, banner ads) nor autobytel's "Fast Track" units (functional showcase boxes) on the Lycos Network and Linked Sites shall include information on, or promotion of, used cars, auto insurance, or financing/leasing options.

        6.     Fees and Royalties.

               a. Lycos Network Integration Fees. autobytel shall pay Lycos
[*],

[*] Confidential treatment requested.

payable as follows: (i) [*].

               b. Lycos Transaction Royalties. In addition to the integration fees outlined above, during the Term, autobytel shall pay Lycos [*] for each Purchase Request over [*] Purchase Requests submitted from the Linked Site by users who click through on any of the impressions outlined in Section 2 above. A "Purchase Request" is submitted when a user completes all reasonably required fields on a referral form, submits that form, and receives a confirmation from autobytel. Payment will be made in the month following the month in which the user submits such Purchase Request.

               c. Reporting. autobytel shall provide Lycos with monthly reports regarding the number of unique Purchase Requests submitted by users who click through on any of the impressions outlined in Section 2 above. For the purposes of this Agreement, a "Unique Purchase Request" shall be a purchase request deemed valid by autobytel in accordance with its standard de-duping policy as presently in effect, or as amended from time to time during the term of this Agreement. A copy of the current de-duping policy in effect is attached hereto, marked EXHIBIT E. autobytel shall reconcile and confirm or correct (as is appropriate) such reports on a monthly basis.

               d. Lycos Audit Rights. Lycos will have the right, at its expense to audit autobytel's books and records relating to reports and data provided hereunder for the purpose of verifying Purchase Requests. Such audits will be made not more than [*] per year, on not less than [*] written notice, during regular business hours, by auditors reasonably acceptable to autobytel. If the auditor's figures reflect Purchase Requests higher than those reported by autobytel, and if the auditor's figures reflect more than [*] Purchase Requests, autobytel will pay Lycos an amount equal to [*] multiplied by the difference; provided, however, that autobytel shall not pay for any Purchase Requests below the [*] threshold. If the auditor's figures vary more than [*] from the figures provided by autobytel, autobytel will also pay the [*].

        7. Customer Profile Data. Subject to the provisions of Section 14 below, autobytel shall provide Lycos with a brief write-up that provides a profile of autobytel's customer profile analysis created from actual purchase requests processed through autobytel's system or the results from autobytel's most recent research in effect.

        8. Licenses. To the extent access to the Linked Site is deemed a use, public display, transmission, distribution or reproduction of the Content, or to the extent the Content is actually used, publicly displayed, transmitted, distributed or reproduced on the Lycos Network sites, autobytel hereby grants Lycos limited, revocable, non-transferable (except as provided herein), royalty-free (except as provided herein), worldwide licenses to use, publicly display, transmit, distribute and reproduce the Linked Site and the Content during the Term solely for the purposes described herein.

[*] Confidential treatment requested.

        9. Term: The term ("Term") of this Agreement shall commence on the Effective Date and continue until the [*] anniversary of the Launch Date, unless terminated earlier as provided in Section 15 below.

        10. Marks: Lycos hereby grants to autobytel a non-exclusive, non-transferable license to reproduce and display Lycos' and Tripod's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement. autobytel hereby grants Lycos a non-exclusive, non-transferable license to reproduce and display autobytel's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks. (e.g., "Go Get It(R) is a registered service mark of Lycos, Inc. All Rights Reserved."). Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement.

        11. Representations and Warranties: Each party hereby represents and warrants as follows:

               a. Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

               b. Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

               c. Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

               d.   Intellectual Property Rights.

                    i. autobytel has the full and exclusive right to grant or otherwise permit Lycos to access the autobytel Site and the Linked Site, and to use autobytel's intellectual property, and autobytel is aware of no claims by any third parties adverse to any of such intellectual property rights.

                    ii. Lycos has the full and exclusive right to grant or otherwise permit autobytel to access the Lycos Network and to use Lycos' intellectual property, and Lycos is aware of no claims by any third parties adverse to any of such intellectual property rights.

                    iii. If either party's (the "Infringing Party") intellectual property rights are alleged or held to infringe the intellectual property rights of a third party, the Infringing Party shall, at its own expense, and in its sole discretion, (1) procure for the non-Infringing Party the right to continue to use the allegedly infringing intellectual property or (2) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by the non-Infringing Party), the Infringing Party may terminate this Agreement.

        The representations and warranties and covenants in this Section 11 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

        12.    Limitation of Warranty. EXCEPT AS EXPRESSLY WARRANTED IN
SECTION 11 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LYCOS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE LYCOS NETWORK, THE LINKED SITE, AND LYCOS SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS RELATED THERETO. LYCOS SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE COMPANY SITE, THE LINKED SITE, AND THE CONTENT THEREIN, AND COMPANY SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE LYCOS NETWORK AND THE CONTENT THEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LYCOS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ANY PRODUCTS OFFERED OR SOLD THROUGH THE LYCOS NETWORK, THE COMPANY SITE OR THE LINKED SITE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE).

        13.    Indemnification.

               a. autobytel Indemnity. autobytel will at all times defend, indemnify and hold harmless Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by autobytel in this Agreement or the development, operation or maintenance of the autobytel Site or the Linked Site, including the Content thereon. Lycos shall give autobytel prompt written notice of any claim, action or demand for which indemnity is claimed. autobytel shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party and which arises as a result of autobytel's breach of any warranty, representation, covenant or agreement under this Agreement. Lycos shall have the right to participate in any defense of a claim by autobytel with counsel of Lycos' choice at Lycos' own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to autobytel of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by autobytel; and such reasonable cooperation by Lycos in the defense as autobytel may request.

               b. Lycos Indemnity. Lycos will at all times defend, indemnify and hold harmless autobytel and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement or the development, operation or maintenance of the Lycos Network, including the content thereon (but specifically excluding any content posted by users and appearing in search results, chat or bulletin boards). autobytel shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. autobytel shall have the right to participate in any defense of a claim by Lycos with counsel of autobytel's choice at autobytel's own expense. The foregoing indemnity is conditioned upon; prompt written notice by autobytel to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by autobytel in the defense as Lycos may request.

               c. Settlement. Neither party shall, without the prior written consent of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

        14.    Confidentiality, Press Releases.

               a. Non-Disclosure Agreement. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party . Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

[*] Confidential treatment requested.

               b. Confidential Information Defined. As used in this Agreement, the term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; (iii) any and all information relating to Purchase Requests submitted through the Linked Site, including reports produced pursuant to Section 6(c) of this Agreement; and (iv) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

               c. Press Releases. Lycos and autobytel may jointly prepare press releases concerning the existence of this Agreement and the terms hereof. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos and autobytel or as required by law.

        15. Termination. Either party may terminate this Agreement if (a) the other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within [*] of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business;
(e) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within [*] after written notice is received by the breaching party identifying the matter constituting the material breach; (f) upon [*] written notice if the other party's service or product viewed as a whole, ceases to be competitive with substantially similar services then being offered by third parties; or (g) by mutual consent of the parties;
(h) Lycos may terminate this Agreement upon [*] written notice to autobytel; (i) In addition, if autobytel fails to pay to Lycos any amount due Lycos under this Agreement when such amount is due, Lycos may terminate this Agreement immediately upon the sending of written notice in accordance with Section 26. The Parties agree that in the event that this Agreement is terminated prior to the expiration of this Agreement by autobytel pursuant to Subsection (e) or by Lycos pursuant to Subsection (h), above, any and all unearned fees or royalties due Lycos hereunder shall be returned to autobytel.com on a pro-rata basis on or before the effective date of termination.

        16. Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

        17. Relationship of Parties. autobytel and Lycos are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between autobytel and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

        18. Assignment, Binding Effect. Neither Lycos nor autobytel may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, Lycos may assign this Agreement to any successor of Lycos upon reasonable notice to autobytel.

        19. Choice of Law and Forum. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state. autobytel hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of Massachusetts, agrees that any action related to this Agreement must be brought in a state or Federal court in the Commonwealth of Massachusetts, and waives any objection autobytel has or may have in the future with respect to any of the foregoing.

        20. Good Faith. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

        21. Additional Documents/Information. The parties agree to sign and/or provide such additional documents and/or information as may reasonably be required to carry out the intent of this Agreement and to effectuate its purposes.

        22. Counterparts and Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

        23. No Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

        24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided however that this Agreement shall immediately terminate should any successor or assign of this Agreement own or operate a service deemed competitive with a party hereto.

        25. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        26. Notices. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

                  If to Lycos:         Lycos, Inc.
                                       400-2 Totten Pond Road
                                       Waltham, MA 02154
                                       Fax No.: (781) 370-2600
                                       Attention: General Counsel

                  With a copy to:      Lycos, Inc.
                                       400-2 Totten Pond Road
                                       Waltham, MA 02154
                                       Fax No.: (781) 370-2600
                                       Attention: Chief Financial Officer

                  If to autobytel:     autobytel.com inc.
                                       18872 MacArthur Boulevard
                                       Irvine, CA 92612-1400
                                       Fax No.: (949) 862-1323
                                       Attention: General Counsel

        27. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Lycos and autobytel concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

        28. LIMITATIONS OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORSEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S SITE (INCLUDING SUCH DAMAGES INCURRED BY THIRD

PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS HEREUNDER.

               29. Survival. All terms of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

autobytel.com inc.                        LYCOS, INC.


By:    /s/ ANNE BENVENUTO                 By:    /s/ DAVID PETERSON
       -------------------------------           -----------------------------
Name:  Anne Benvenuto                     Name:  David Peterson
       -------------------------------           -----------------------------
Title: Senior Vice President Marketing    Title: Vice President Sales
       -------------------------------           -----------------------------
Date:  2-18-99                            Date:  2-25-99
       -------------------------------           -----------------------------

                                    EXHIBIT A

4x4
trucks
accord
acura
alfaromeo
alfa romeo
alfa romero
audi
auto
auto nation
autobytel
autobytell
automobile
automobiles
autonation
autos
beemer
benz
bmw
bodyshop
buick
buying cars
cabriolet
cadillac
camaro
car
cars
cherokee
chevrolet
chevy
convertible

convertibles
corolla
corvette
cougar
daewo
daihatsu
delorean
explorer
ferrari
ford
general motors
gm trucks
honda
hondas
hummer
hummers
infinity
isuzu
jaguar
jeep
kia
landcruiser
land rover
landrover
lexus
limousine
lincoln
M3
maserati
mazda
mechanics
mercedes
mercedes benz
mercury
mgb
minivan
minivans
mitsubishi
motorcycle
motorcycles
mustang
new vehicles
nissan
pickup
truck
plymouth
pontiac
range rover
rangerover
renault
rolls royce
rollsroyce
saab
saturn
sedan
sedans
sentra
station wagons
stationwagon
stationwagons
sting ray
stingray
subaru
suburban
suburban
suv
suzuki
taurus
thunderbird
toyota
toyotas
trans am
truck
trucks
used cars
used pickup
van
vans
vans
vehicle
vehicle prices
vehicles
viper
volkswagon
volvo
vw

                                    EXHIBIT B

                          ADDITIONAL ADVERTISING TERMS

1. CHANGES AND CANCELLATIONS. All artwork must be received at least five days in advance of publication date. Cancellations or copy changes will not be accepted after the published closing date of the update to the Lycos site. Changes to artwork must be received by Lycos at least five days in advance of requested change date. Lycos' ad banner specifications are accessible through the URL adreporting.lycos.com/specs.html; Lycos reserves the right to change any of its ad banner specifications at any time. Any cancellations or change orders must be made in writing and acknowledged by Lycos. Change orders cannot be submitted any more frequently than once every fourteen days.

2. LICENSES AND INDEMNIFICATION. autobytel represents that it is the owner or is licensed to use the entire contents and subject matter contained in its advertising and collateral information, including, without limitation, (a) the names and/or pictures of persons; (b) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (c) any testimonials or endorsements contained in any advertisement submitted to Lycos. In consideration of Lycos' acceptance of such advertisements and information for publication, autobytel will jointly and severally indemnify and hold Lycos harmless against all loss, liability, damage and expense of any nature (including attorney's fees) arising out of Lycos' performance under this contract or the copying, printing, distributing, or publishing of autobytel's advertisements. If autobytel possesses any preexisting copyright interests in the advertisements, advertiser grants Lycos the right to use, reproduce, and distribute the advertisements.

3. KEY WORDS AND PHRASES. Each advertiser may be given a "first right" to its exact company name and trademarks for keyword/phrase advertising. Lycos may pre-empt an existing key word/phrase advertiser by submitting a three-month advertising contract. The existing contract-holder for the key word/phrase will be provided with a two-week notification of preemption and will receive a pro-rated refund for any unfulfilled number of guaranteed impressions. If two or more advertisers have the same name or trademark, the allocation will be on a first-come basis and the existing contract will take precedence.

4. REJECTIONS. Lycos reserves the right, without liability, to reject, omit or exclude any advertisement or to reject or terminate any links for any reason at any time, with or without notice to autobytel, and whether or not such advertisement or link was previously acknowledged, accepted, or published.

5. LIMITATION OF LIABILITY. Lycos shall not be liable for any errors in content or omissions. Should an error appear in an advertisement, Lycos' liability will be limited to the cost of the advertisement (prorated for the publishing completed).

                                   EXHIBIT C

                           MOCK-UP OF THE LINKED SITE





                            [GRAPHIC OF A WEB PAGE]

[*] Confidential treatment requested


                                   EXHIBIT D

LYCOS PLACEMENT SUMMARY

=================================================================================================================================
AREA/COMPONENT           SECTION/CHANNEL                                                        UNIT/ITEM          EXCLUSIVITY
=================================================================================================================================

[*]

                                                                                              IMPRESSIONS
                         TOTAL ANNUAL IMPRESSIONS                                                [*]                   [*]

                         AUTO IMPRESSIONS                                                        [*]                   [*]
                         NON-AUTO IMPRESSIONS                                                    [*]                   [*]

                         NOTE:
                         ENCBS = Exclusive New Car Buying Service
                         ECBS = Exclusive Car Buying Service
                         Non-Excl. = Non-Exclusive

                                   EXHIBIT E

                            UNIQUE PURCHASE REQUEST


A Unique Purchase Request shall be defined as follows:

i. The Purchase Request is the product of an end user visiting the linked site.

ii. A Purchase Request which has been received by ABT from the linked site for which autobytel has not, within the previous ninety (90) day period, received a Purchase Request for the same or similar Vehicle from a person identified by the same name and/or the same e-mail address; and

iii. The end user indicates his or her intention to purchase the desired vehicle within forty-eight (48) hours; two (2) weeks or thirty (30) days as prompted on the autobytel purchase request form.

iv. All fields in the present Purchase Request form presently deemed mandatory by autobytel which are the fields currently employed in such form, have been completed by the user including but not limited to name, address, phone number and valid email address.

v.      The end user provides a valid USPS zip code.